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Exhibit 99.1

Bio-Imaging Technologies, Inc. and Subsidiaries

CONTENTS
Report of Independent Public Accountants	2
Consolidated Financial Statements:
Consolidated Balance Sheet as of December 31, 2002	3
Consolidated Statement of Income for the year ended December 31, 2002	4
Consolidated Statement of Stockholders' Equity for the year ended December 31, 2002	5
Consolidated Statement of Cash Flows for the year ended December 31, 2002	6
Notes to Consolidated Financial Statements	7-17

Report of Independent Accountants

To the Board of Directors and Stockholders of
Bio-Imaging Technologies, Inc.:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Bio-Imaging Technologies, Inc. and its subsidiaries as of December 31, 2002 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCooper LLP

January 31, 2003, except for Note 12
    for which the date is February 18, 2003

Bio-Imaging Technologies, Inc. and Subsidiaries
Consolidated Balance Sheet

December 31,	2002
ASSETS
Current Assets:
Cash and cash equivalents	$2,563,266
Accounts receivable, net of allowance for doubtful accounts of $65,000	3,927,770
Prepaid expenses and other current assets	398,523
Deferred income taxes	364,319

Total current assets	7,253,878
Property and equipment, net	3,611,299
Other assets	575,238

Total Assets	$11,440,415

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	659,906
Accrued expenses and other current liabilities	1,364,128
Deferred revenue	3,264,660
Current maturities of long-term debt and capital lease obligations	585,206

Total current liabilities	5,873,900
Long-term debt and capital lease obligations	1,379,385
Other liability	567,722

Total liabilities	7,821,007

Stockholders' Equity:
Common stock — $.00025 par value; authorized 18,000,000 shares, issued and outstanding 8,427,653 shares	2,107
Additional paid-in capital	9,405,412
Accumulated deficit	(5,788,111)

Stockholders' equity	3,619,408

Total Liabilities and Stockholders' Equity	$11,440,415

The accompanying notes are an integral part of these statements

Bio-Imaging Technologies, Inc. and Subsidiaries
Consolidated Statement of Income

For the year ended December 31, 2002
Service revenues	$17,189,762
Reimbursement revenues	3,278,319

Total revenues	20,468,081

Cost and expenses:
Cost of revenues	14,089,801
General and administrative expenses	3,098,388
Sales and marketing expenses	1,728,945

Total cost and expenses	18,917,134

Income from operations	1,550,947
Interest expense—net	122,175

Income before income tax	1,428,772
Income tax provision	288,935

Net Income	$1,139,837
Dividends on preferred stock	$—

Net income applicable to common stock	$1,139,837

Basic earnings per common share	$0.14

Weighted average number of common shares	8,361,105

Diluted earnings per common share	$0.12

Weighted average number of common shares and dilutive common equivalent shares	9,827,877

The accompanying notes are an integral part of these statements.

Bio-Imaging Technologies, Inc. and Subsidiaries
Consolidated Statement of Stockholders' Equity

	Common Stock
			Additional Paid-in Capital	Accumulated Deficit	Stockholders' Equity
	Shares	Amount
Balance at December 31, 2001	8,278,141	2,070	9,286,871	(6,927,948)	2,360,993
Stock options exercised	149,512	37	118,541	—	118,578
Net income	—	—	—	1,139,837	1,139,837

Balance at December 31, 2002	8,427,653	$2,107	$9,405,412	$(5,788,111)	$3,619,408

The accompanying notes are an integral part of these statements.

Bio-Imaging Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

For the year ended December 31, 2002
Cash flows from operating activities:
Net income	$1,139,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	738,440
Deferred income tax provision	52,681
Changes in operating assets and liabilities:
Increase in accounts receivable	(480,615)
Increase in prepaid expenses and other current assets	(124,210)
Increase in other assets	(349,714)
Increase in accounts payable	54,849
Increase in accrued expenses and other current liabilities	918,994
Increase in deferred revenue	1,552,688

Net cash provided by operating activities	3,502,950

Cash flows from investing activities:
Purchases of property and equipment	(991,979)

Net cash used in investing activities	(991,979)

Cash flows from financing activities:
Payments under equipment lease obligations	(399,325)
Payments under promissory note	(166,668)
Proceeds from exercise of stock options and warrants	118,578

Net cash used in financing activities	(447,415)

Net increase in cash and cash equivalents	2,063,556
Cash and cash equivalents at beginning of period	499,710

Cash and cash equivalents at end of period	$2,563,266

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$125,962
Cash period during the period for income taxes	$67,000

Supplemental schedule of noncash investing and financing activities:
Equipment purchased under capital lease obligations	$1,246,400

The accompanying notes are an integral part of these statements.

Bio-Imaging Technologies, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1. Principal Business Activity and Significant Accounting Policies

Description of Business

        Bio-Imaging Technologies, Inc. and Subsidiaries ("Bio-Imaging" or the "Company") is a pharmaceutical contract service organization, operating in one business segment, providing services that support the product development process of the pharmaceutical, biotechnology and medical device industries. The Company specializes in assisting its clients in the design and management of the medical-imaging component of clinical trials for all modalities which consist of computerized tomography ("CT"), magnetic resonance imaging ("MRI"), x-rays, dual energy x-ray absorptiometry ("DEXA"), position emission tomography single photon emission computerized tomography ("PET SPECT") and ultrasound. The Company provides services which include the processing and analysis of medical images and the data-basing and regulatory submission of medical images, quantitative data and text.

Acquisition

        On October 1, 2001, the Company acquired effective control of the Intelligent Imaging™ business unit ("Intelligent Imaging") of Quintiles, Inc., a North Carolina corporation ("Quintiles"), and a wholly-owned subsidiary of Quintiles Transnational Corporation (the "Intelligent Imaging Acquisition"). The Intelligent Imaging Acquisition closed on October 25, 2001. All Intelligent Imaging personnel at the time of the Intelligent Imaging Acquisition became employed by the Company and all of the clinical projects, which were handled by Intelligent Imaging, are now being managed by the Company.

        Prior to the acquisition, Intelligent Imaging competed with the Company in providing digital medical imaging services for clinical trials in the health care industry. In the Intelligent Imaging Acquisition, the Company acquired substantially all of the assets and assumed certain liabilities of Intelligent Imaging.

        The assets acquired primarily included Intelligent Imaging's accounts receivable and equipment. In consideration for the assets purchased, the Company issued an uncollaterized, subordinated convertible promissory note, dated as of October 25, 2001, in the principal amount of $1,000,000 (the "Note"). The Note bears interest at the rate in effect on the business day immediately prior to the date on which payments are due under the Note equal to the Three-Month London Interbank Offering Rate (the "LIBOR Rate") as published from time to time in the Wall Street Journal plus 3%, compounded annually based on a 365-day year.

        The Company is obligated to pay quarterly payments of principal of $41,667 under the Note, plus accrued interest thereon, and one payment of principal of $500,000 on November 1, 2004, unless the Note is previously converted into the Company's common stock. The Company has recorded $166,667 as a current liability, representing the February 1, 2003, May 1, 2003, August 1, 2003 and November 1, 2003, quarterly installments of principal.

        The Note is convertible by Quintiles at any time prior to maturity into shares of the Company's Common Stock. The number of shares of common stock into which the Note may be converted is calculated by dividing the outstanding principal balance of the Note, plus all accrued and unpaid interest thereon, by the greater of: (i) 75% of the average closing price of the Company's common stock over the ten consecutive trading days ending prior to the date of conversion; or (ii) $0.906 per share. At December 31, 2002, the Note would have been convertible into approximately 497,534 shares of the Company's common stock. This was calculated by dividing the unpaid principal balance ($833,333 as of December 31, 2002) plus accrued interest (approximately $7,500 as of December 31,

2002), totaling $840,833, by $1.69 (75% of the average closing price of the Company's common stock over the ten consecutive trading days ending prior to December 31, 2002).

        The Asset Purchase Agreement requires the Company to make an additional payment if the Company achieves certain results subsequent to the acquisition (the "Earnout"). The Company must satisfy this obligation in shares of its common stock. At December 31, 2002 the Company has recorded a liability of $567,722, representing the fair value of the stock the Company must issue on February 15, 2003 to satisfy the Earnout.

Change in Year End

        On November 6, 2001, the Company's Board of Directors approved a change in the fiscal year-end of Bio-Imaging from September 30 to December 31, effective with the calendar year beginning January 1, 2002.

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Oxford Bio-Imaging Research, Inc. and Bio-Imaging Technologies Holding B.V. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

        The carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and capital lease obligations approximate fair value due to their short-term nature.

Cash and Cash Equivalents

        The Company maintains cash in excess of FDIC insurance limits in certain financial institutions. The Company considers cash equivalents to be highly liquid investments with a maturity at the time of purchase of three months or less.

Revenue Recognition

        Service revenues are recognized over the contractual term of the Company's customer contracts using the percentage-of-completion method, which is based on costs incurred as a percentage of total estimated costs. Service revenues are first recognized when the Company has a signed contract from a customer which: (i) contains fixed or determinable fees; and (ii) collectability of such fees is reasonably assured. Any change to recognized service revenue as a result of revisions to estimated total costs are recognized in the period the estimate changes.

        The Company's revenue recognition policy entails a number of estimates including an estimate of the total costs that are expected to be incurred on a project, which is used as the basis for determining the portion of the Company's revenue to be recognized for each period. The revenue recognized in any period might have been materially affected if different assumptions or conditions prevailed. The timing of the Company's recognition of revenue would be revised if there were changes in the total estimated costs (other than scope changes in a project which typically result in a revision to the contract). The Company reviews its total estimated costs monthly.

        The Company also incurs direct costs at the outset of a customer service arrangement prior to receiving a final signed contract. Accordingly, the Company defers these costs and delays the recording of any revenue until the contract is executed. If a customer does not execute the contract, the Company would have to immediately expense the deferred costs, which would reduce net income in the period that the customer terminated the relationship, offset by any service revenue associated with these costs.

        Unbilled services represent revenue recognized which pursuant to contractual terms have not yet been billed to the client. In general, amounts become billable pursuant to contractual milestones or in accordance with predetermined payment schedules. Unbilled services are generally billable within one year from the respective balance sheet date. Accounts receivable include approximately $894,000 of unbilled receivables at December 31, 2002. Deferred revenue is recorded for cash received from clients for services that have not yet been provided at the respective balance sheet date.

Property and Equipment

        Property and equipment is initially recorded at historical cost and depreciated over the estimated useful lives of the respective assets. Amortization of leasehold improvements is provided for over the lesser of the related lease term or the useful lives of the related assets. The cost and related accumulated depreciation of assets fully depreciated, sold, retired or otherwise disposed of are removed from the respective accounts and any resulting gains or losses are included in the statement of income.

        Management periodically evaluates the net realizable value of long-lived assets, including property and equipment, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. If these factors indicate that the carrying value of a long lived asset exceeds the net realizable value, we will record an impairment and reduce the carrying value of the asset to the net realizable value. Since judgment is involved in determining the net realizable value of long-lived assets, there is risk that the carrying value of our long-lived assets may be overstated or understated.

Capitalized Software Development

        The Company capitalizes development costs for a software project once the preliminary project stage is completed and management commits to funding the project and it is probable that the project will be completed and the software will be used to perform the function intended. The Company ceases capitalization at such time as the computer software project is substantially complete and ready for its intended use. The determination that a software project is eligible for capitalization and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, anticipated future revenue, estimated economic life and changes in software and hardware technologies. The Company capitalized software development costs of approximately $437,000 for the year ended December 31, 2002. Capitalized software development costs are included as a component of property and equipment.

Income Taxes

        The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," which utilizes the liability method. Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities at currently enacted tax laws and rates. A valuation allowance is provided against the carrying value of deferred tax assets when management believes it is more likely than not that the deferred tax assets will not be realized.

Foreign Currency Translation

        The U.S. Dollar is the functional currency for the Company's foreign subsidiaries.

Earnings Per Share

        SFAS No. 128 "Earnings per Share" requires the presentation of basic earnings per share and diluted earnings per share. Basic earnings per common share is calculated by dividing the net income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding, adjusted for the effect of potentially dillutive securities using the treasury stock method.

Recently Issued Accounting Standards

        In June 2001, the Financial Accounting Standards Board (the FASB) issued Statement of Financial Accounting Standard (SFAS) No. 143, "Accounting for Asset Retirement Obligations," effective January 2003. SFAS No. 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the estimated useful life of the asset. The Company will adopt SFAS No. 143 on January 1, 2003 and does not believe that the impact of adoption will have a material impact on the Company's financial position or results of operations.

        In April 2002, the FASB issued SFAS No. 145, "Recission of FASB Statements 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Under certain provisions of SFAS No. 145, gains and losses related to the extinguishment of debt should no longer be segregated on the income statement as extraordinary items net of the effects of income taxes. Instead, those gains and losses should be included as a component of income before income taxes. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002 with early adoption encouraged. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item should be reclassified upon adoption. The Company will adopt SFAS No. 145 on January 1, 2003 and does not believe that the impact of adoption will have a material impact on the Company's financial position or results of operations.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 addresses the financial accounting and reporting for certain costs associated with exit or disposal activities, including restructuring actions. SFAS No. 146 excludes from its scope severance benefits that are subject to an on-going benefit arrangement governed by SFAS No. 112, "Employer's Accounting for Post-employment Benefits," and asset impairments governed by SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company will adopt SFAS No. 146 on January 1, 2003 and does not believe that the impact of adoption will have a material impact on the Company's financial position or results of operations.

2. Property and Equipment

        Property and equipment, at December 31, 2002, consists of the following:

		Estimated Useful Life
Equipment	3,841,488	5 years
Equipment under capital leases	2,046,770	5 years
Furniture and fixtures	294,996	7 years
Leasehold improvements	151,111	5 years
Computer software costs	585,693	5 years

	6,920,058
Less accumulated depreciation and amortization	(3,308,759)

	3,611,299

        Accumulated depreciation related to equipment acquired under capital leases amounted to approximately $725,000 at December 31, 2002. The Company continues to develop software to be used in various operating functions. As of December 31, 2002, these projects remain under development and the Company has not recorded any related amortization.

3.    Accrued Expenses

        Accrued expenses at as of December 31, 2002 consists of the following:

Accrued compensation	$645,947
Accrued income taxes	155,500
Accrued consulting fees	264,638
Accrued other	298,043

$1,364,128

4. Long-term Debt and Capital Lease Obligations

        Long-term debt and capital lease obligations consists of equipment lease obligations and the promissory note (the "Note") issued in connection with the Intelligent Imaging Acquisition (Note 1). The equipment lease obligations are payable in monthly installments ranging from $912 to $7,112, including interest at rates ranging from 8.0% to 11.5%, through August 2006 and are collateralized by the related equipment. In connection with the Intelligent Imaging Acquisition, beginning February 1, 2002, the Company is obligated to pay quarterly payments of principal of $41,667 under the Note, plus accrued interest thereon, and one payment of principal of $500,000 on November 1, 2004, unless the Note is previously converted into the Company's common stock. The Note bears interest at the rate in effect on the business day immediately prior to the date on which payments are due under the Note equal to the LIBOR Rate as published from time to time in the Wall Street Journal plus 3%, compounded annually based on a 365-day year. The Note is convertible by Quintiles at any time prior to maturity into shares of the Company's Common Stock. The number of shares of common stock into which the Note may be converted is calculated by dividing the outstanding principal balance of the Note, plus all accrued and unpaid interest thereon, by the greater of: (i) 75% of the average closing price of the Company's common stock over the ten consecutive trading days ending prior to the date of conversion; or (ii) $0.906 per share. At December 31, 2002, the Note would have been convertible into approximately 497,534 shares of the Company's common stock. This was calculated by dividing the unpaid principal balance ($833,333 as of December 31, 2002) plus accrued interest (approximately

$7,500 as of December 31, 2002), totaling $840,833, by $1.69 (75% of the average closing price of the Company's common stock over the ten consecutive trading days ending prior to December 31, 2002).

        On April 30, 2002, the Company entered into an agreement with Wachovia Bank, National Association ("Wachovia"), for a committed line of credit up to $1,000,000, collateralized by substantially all of the Company's assets. Interest is payable at Wachovia's Prime Rate plus 0.5%. The agreement requires the Company, among other things, to maintain a debt service coverage ratio of not less than 1.25 to 1, measured annually. The committed line of credit matures May 31, 2003 and may be renewed on an annual basis. At December 31, 2002, the Company had no borrowings under the committed line of credit.

        Aggregate maturities of long-term debt at December 31, 2002 are as follows:

	Capital Lease Obligations	Promissory Note	Total
2003	418,538	166,668	585,206
2004	401,624	666,664	1,068,288
2005	260,261	—	260,261
2006	50,836	—	50,836

	1,131,259	833,332	1,964,591
Less current portion	418,538	166,668	585,206

Long-term debt	712,721	666,664	1,379,385

5. Stockholders' Equity

        In December 1991 and June 1992, the Company's Board of Directors and stockholders, respectively, approved the adoption of the Bio-Imaging Technologies, Inc. Stock Option Plan. In January 1995 and 1997, the Company amended this plan to provide for the granting of options to key employees, directors and consultants to purchase an aggregate of not more than 1,800,000 and 2,400,000 shares, respectively, of the Company's common stock. The 1991 Bio-Imaging Technologies, Inc. Stock Option Plan expired in 2001, therefore, in the first quarter of 2002, the Company's Board of Directors and stockholders approved the adoption of the 2002 Bio-Imaging Technologies, Inc. Stock Option Plan and authorized the issuance of 950,000 shares of the Company's common stock under the plan.

        Each option is exercisable into one share of common stock. Options granted pursuant to the plan may be qualified incentive stock options, as defined in the Internal Revenue Code, or nonqualified options. The exercise price of qualified incentive stock options may not be less than the fair market value of the Company's Common Stock at the date of grant. The term of such stock options granted under the plan shall not exceed ten years and the vesting schedule of such stock option grants varies from immediate vesting on date of grant to vesting over a period of up to five years.

        The following table summarizes the transactions pursuant to the Company's stock option plan for the year ended December 31, 2002:

	Number of Options	Weighted Average Exercise Price
Options outstanding at December 31, 2001	1,986,031	1.17
Options granted	115,000	1.17
Options exercised	(149,512)	0.79
Options cancelled	(208,312)	3.62

Options outstanding at December 31, 2002	1,743,207	$0.91

        Approximately 1,442,000 options are exercisable at December 31, 2002, at a weighted average exercise price of $0.89.

        At December 31, 2002, by range of exercise prices, the number of shares represented by outstanding options with their weighted average exercise price and weighted average remaining contractual life, in years, and the number of shares represented by exercisable options with their weighted average exercise price are as follows:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.63-$1.00	1,058,207	6.42 years	$0.72	947,482	$0.72
$1.03-$1.31	680,000	6.62 years	$1.20	494,333	$1.21
$1.85	5,000	9.86 years	$1.85	83	$1.85

$0.63-$4.69	1,743,207	6.51 years	$0.91	1,441,899	$0.89

        The Company has elected, in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", to apply the accounting rules under APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options and, accordingly, has presented the disclosure-only information as required by SFAS 123. If the Company had elected to recognize compensation cost based on the fair value method of SFAS 123, the Company's net income applicable to common stock and net income per common share for the year ended December 31, 2002 would have been the pro forma amounts indicated in the following table:

Net income applicable to common stock-as reported	$1,139,837
Net income applicable to common stock-pro forma	$935,360
Net income per common share-basic-as reported	$0.14
Net income per common share-diluted-as reported	$0.12
Net income per common share-basic-pro forma	$0.11
Net income per common share-diluted-pro forma	$0.10

        The weighted average fair value of options granted for the year ended December 31, 2002 was $1.17. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	2.73%
Expected dividend yield	0.00%
Expected volatility	109.00%
Expected life in years	6.00

6. Earnings Per Share

        The computation of basic earnings per common share and diluted earnings per common share for the year ended December 31, 2002 is as follows:

Net income—basic	1,139,837
Interest expense on convertible note	53,300

Net income—diluted	1,193,137
Denominator—basic:
Weighted average number of common shares	8,361,105

Basic earnings per common share	$0.14

Denominator—diluted:
Weighted average number of common shares	8,361,105
Common share equivalents of outstanding stock options	721,431
Common share equivalents related to the convertible promissory note	493,467
Common share equivalents related to the additional consideration from the acquisition	251,874

Weighted average number of common shares and dilutive common equivalents shares	9,827,877

Diluted earnings per common share	$0.12

7. Commitments

        The Company has entered into noncancelable operating leases for office facilities which expire through June 2010.

        Future minimum aggregate rental payments on the noncancelable portion of the lease are as follows:

2003	$808,028
2004	767,021
2005	688,089
2006	659,451
2007	675,034
Thereafter	1,753,810

$4,543,405

        Rent expense charged to operations for the year ended December 31, 2002 approximated $940,000.

        The Company has an employment contract with an officer that expires January 31, 2005. The amount due from January 1, 2003 through contract expiration under this contract is approximately $495,000. The contract provides for the granting of 30,000 restricted shares of the common stock on January 31, 2005.

8. Employee Benefit Plan

        On December 17, 1991, the Company adopted the Bio-Imaging Technologies, Inc. Employees' Savings Plan (the "401(k) Plan"), a defined contribution plan with a cash or deferred arrangement. Under the terms of the 401(k) Plan, eligible employees may elect to reduce their annual compensation up to the annual limit prescribed by the Internal Revenue Service. The Company may make discretionary matching contributions in cash, subject to plan limits. The Company accrued $50,000 in matching contributions for the year ended December 31, 2002.

9. Major Customers

        Revenue from one major customer, encompassing four projects, accounted for approximately 13% of service revenues for the year ended December 31, 2002. No other customers accounted for more than 10% of service revenues.

        Two customers accounted for approximately 27% of accounts receivable at December 31, 2002. No other customers accounted for more than 10% of accounts receivable.

10. Income Taxes

        The income tax provision consists of the following:

Current:
State and local	$236,254

$236,254

Deferred:
Federal	$555,176
State and local	934
Foreign	(120,324)
Change in Valuation Allowance	(383,105)

52,681

Income tax provision	$288,935

        The Company's reconciliation of the expected federal provision rate to the effective income tax rate is as follows:

Tax provision at statutory rate	34.0%
State and local income taxes, net of federal benefit	11.0%
Non-deductible expenses	1.1%
Foreign losses for which no benefit is available	8.3%
Change in the valuation allowance (federal)	(35.2%)
Other	1.1%

Effective income tax rate	20.2%

        The components of net deferred tax assets (liabilities) consist of the following:

Deferred tax assets:
Allowance for doubtful accounts	$25,961
Amortization of goodwill	14,159
Federal net operating loss carryforwards	1,342,079
Foreign net operating loss carryforwards	670,661

Total deferred tax assets	2,052,860

Deferred tax liabilities:
Excess of tax over book depreciation	(65,561)
Prepaid Expenses	(85,689)

Total deferred tax liabilities	(151,250)

Valuation Allowance	(1,537,291)

Net deferred tax assets	$364,319

        The company has a U.S. Federal net operating loss carryforward of $3,947,291 at December 31, 2002. These losses will expire, if unused, in the years 2006 through 2019. Due to ownership changes that have occurred, management has estimated that $2,548,912 of these losses will likely expire unused due to IRC Section 382 limitations. The Company has a net operating loss carryforward in its Dutch subsidiary of $1,943,945 at December 31, 2002. Since this entity has had losses since inception, a full valuation allowance has been maintained on the Dutch net operating loss carryforward.

11. Foreign Operations

        Foreign customers accounted for approximately 6% of service revenues for the year ended December 31, 2002.

12. Subsequent Event

        On February 18, 2003, the Company satisfied its obligation to Quintiles under the Earnout through the issuance of 188,549 shares of its common stock. At December 31, 2002, the additional consideration of $567,722 is classified on the Company's balance sheet as a long-term liability. As a result of the Company's issuance of the 188,549 shares of its common stock, the long term liability has been satisfied and the Company has reflected the issuance of the common stock with a $567,722 increase to stockholders equity. The following is a pro-forma condensed balance sheet as if the issuance of common stock had occurred as of December 31, 2002:

	Pro-forma Condensed Consolidated Balance Sheet at December 31, 2002	As Reported Condensed Consolidated Balance Sheet at December 31, 2002
Current assets	$7,253,878	$7,253,878
Property & equip.	3,611,299	3,611,299
Other assets	575,238	575,238

Total assets	$11,440,415	$11,440,415

Current liabilities	$5,873,900	$5,873,900
Long-term debt and capital lease obligations	1,379,385	1,379,385
Other liability	—	567,722

Total liabilities	7,253,285	7,821,007
Stockholders' equity	4,187,130	3,619,408

Total liabilities and Stockholders' Equity	$11,440,415	$11,440,415

QuickLinks

  Exhibit 99.1
Bio-Imaging Technologies, Inc. and Subsidiaries
Report of Independent Accountants
Bio-Imaging Technologies, Inc. and Subsidiaries Consolidated Balance Sheet
Bio-Imaging Technologies, Inc. and Subsidiaries Consolidated Statement of Income
Bio-Imaging Technologies, Inc. and Subsidiaries Consolidated Statement of Stockholders' Equity
Bio-Imaging Technologies, Inc. and Subsidiaries Consolidated Statement of Cash Flows
Bio-Imaging Technologies, Inc. and Subsidiaries Notes to Consolidated Financial Statements